UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2010

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FIRST CALIFORNIA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Commission File No. 000-52498

Delaware	38-3737811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3027 Townsgate Road, Suite 300 Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 322-9655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First California Financial Group, Inc. (the "Company") held a special meeting of stockholders (the "Special Meeting") on March 3, 2010.  At the Special Meeting, the Company's stockholders approved an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to increase the number of authorized shares of the Company's common stock, par value $0.01 per share, from 25,000,000 shares to 100,000,000 shares, and to increase the number of authorized shares of all classes of the Company's stock from 27,500,000 shares to 102,500,000 shares.  The effective date of the amendment to the Certificate is March 4, 2010.  The text of the amendment to the Certificate is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07      Submission of Matters to a Vote of Security Holders.

The information set forth under "Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year" is incorporated by reference into this Item 5.07.  At the Special Meeting, the proposal to amend the Company's Certificate was approved by the requisite vote of the Company's stockholders.  The matter voted upon and the results were as follows:

1)
Approval of amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 25,000,000 shares to 100,000,000 shares (Proposal 1).

For	Against	Abstain	Broker non-votes
6,944,393	226,645	7,410	3,159,501

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of First California Financial Group, Inc., effective March 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

Dated: March 4, 2010	By:	/s/ Romolo Santarosa
	Name:	Romolo Santarosa
	Title:	Executive Vice President, Chief Financial Officer